UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2015

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On August 4, 2015, Columbia Property Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to disclose, among other things, the consummation of the acquisition by the Company of the 229 West 43rd Street Building, as described in the Current Report (the “Acquisition”).
This Current Report on Form 8-K/A is being filed solely to amend Item 9.01 of the Original Form 8-K to provide the financial statements and pro forma financial information referred to in parts (a) and (b) of Item 9.01 below relating to the Acquisition. Except as described above, this Form 8-K/A does not modify or update the Original Form 8-K or the disclosures set forth therein or otherwise reflect events occurring after the filing thereof.
Item 9.01.     Financial Statements and Exhibits.
(a) Financial Statements. The following financial statements of the 229 West 43rd Street Building and the Company are submitted at the end of this Form 8-K and are filed herewith and incorporated herein by reference.
(b) Pro Forma Financial Information. See Paragraph (a) above.

Page
229 West 43rd Street Building
Independent Auditors' Report	F - 1
Statements of Revenues And Certain Operating Expenses for the six months ended June 30, 2015 (unaudited) and the year ended December 31, 2014 (audited)	F - 2
Notes to the Statements of Revenues And Certain Operating Expenses for the six months ended June 30, 2015 (unaudited) and the year ended December 31, 2014 (audited)	F - 3

Columbia Property Trust, Inc. - Unaudited Pro Forma Financial Statements
Summary of Unaudited Pro Forma Financial Statements	F - 5
Pro Forma Balance Sheet as of June 30, 2015 (unaudited)	F - 6
Pro Forma Statement of Operations for the six months ended June 30, 2015 (unaudited)	F - 8
Pro Forma Statement of Operations for the year ended December 31, 2014 (unaudited)	F - 9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: October 2, 2015	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer

INDEPENDENT AUDITORS' REPORT
To the Stockholders and Board of Directors of
Columbia Property Trust, Inc.
Atlanta, Georgia
We have audited the accompanying statement of revenues and certain operating expenses of 229 West 43rd Street Building (the Building) for the year ended December 31, 2014, and the related notes to the financial statement.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Columbia Property Trust Inc.’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Columbia Property Trust Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Building for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.
Emphasis of Matter
We draw attention to note 2 to the accompanying financial statement, which describes that the statement of revenues and certain operating expenses of the Building was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K of Columbia Property Trust, Inc.) and is not intended to be a complete presentation of the Building’s revenues and expenses. Our opinion has not been modified with respect to this matter.
/s/ Frazier & Deeter, LLC
Atlanta, Georgia

September 30, 2015

229 West 43rd Street Building
Statements of Revenues And Certain Operating Expenses
For the Six Months Ended June 30, 2015 (unaudited)
and Year Ended December 31, 2014 (audited)

	June 30, 2015 (unaudited)	December 31, 2014 (audited)
Revenues:
Rental revenue	$12,587,730	$10,068,469
Reimbursement revenue	825,410	453,530
Total revenues	13,413,140	10,521,999
Expenses:
Real estate and other taxes	2,028,739	3,846,309
Utilities	1,336,607	1,416,799
Repairs and maintenance	1,047,835	1,916,780
Cleaning	295,882	380,555
Insurance	108,958	207,929
Management fees	97,638	136,596
Other	425,549	751,509
Total expenses	5,341,208	8,656,477
Revenues over certain operating expenses	$8,071,932	$1,865,522

See accompanying notes

1.     Description of Real Estate Property Acquired
On August 4, 2015, Columbia Property Trust, Inc. (which may be referred to herein as the "Company," "we," "our" or "us") purchased the office portion (consisting of 481,110-square feet) of a 16-story, 731,596-square-foot building in Midtown Manhattan (the "229 West 43rd Street Building") for a gross sales price of $516.0 million. The acquisition was funded with a newly originated $300 million, six-month term loan (the "$300 Million Bridge Loan Agreement") and borrowings under the Company's unsecured, revolving credit facility. The 229 West 43rd Street Building was originally built in 1912, with additions in 1924, 1932, and 1947, and a recent redevelopment program totaling $167 million. The 229 West 43rd Street Building was purchased from BRE/NYT L.L.C., a Delaware liability company, which is not affiliated with the Company.
2.     Basis of Accounting
The accompanying statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest, and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the 229 West 43rd Street Building after its acquisition by the Company.
3.     Significant Accounting Policies
Revenues
Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased rental revenue by approximately $8,064,411 for the six months ended June 30, 2015, and $3,719,777 for the year ended December 31, 2014.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
4.     Description of Leasing Arrangements
As of December 31, 2014, the 229 West 43rd Street Building was 79% leased to seven tenants, including Yahoo! Inc. (approximately 40%), Collective, Inc. (approximately 12%), and MongoDB, Inc. (approximately 10%). As of June 30, 2015, the 229 West 43rd Street Building was 98% leased to nine tenants. Subsequent to December 31, 2014, BRE/NYT L.L.C., the seller of the 229 West 43rd Street Building, entered into two additional leases with Snapchat, Inc. for approximately 13% of the Building and Worth Global Style Network (“WGSN”) for approximately 6% of the Building.
Yahoo! Inc.’s network of websites offers news, entertainment, and shopping, as well as search results powered by Microsoft’s Bing. Yahoo! generates most of its revenue through providing search and display advertising to Web operations in three main categories: Communications & Communities (including Yahoo! Mail, Yahoo! Groups, and Flickr), Search and Marketplaces (Yahoo! Search), and Media (Yahoo! Homepage, Yahoo! Finance). Other revenues come from fee-based services such as premium e-mail; royalties, licenses, and mobile products; and broadband Internet access. Yahoo! publishes content in about 45 languages and in 60 countries worldwide. The Yahoo! Lease expires in June of 2025, with an option to extend.
Collective, Inc. is a marketing agency that provides multi-screen advertising solutions that help brands connect with their audience. The company utilizes a multichannel approach, including online advertisements, mobile, and television spots to help clients identify markets and the appropriate media to reach the right audience. Founded in 2005, the company is focused on patented technology to reach new levels of multiscreen advertising expertise. The company’s elite customer base includes some of the largest consumer retail focused companies in the world, including Allstate, Applebee’s, L’Oreal, and Kentucky Fried Chicken. As a testament to its business model, Collective, Inc. has the support and financial backing of significant venture capital and technology companies. The Collective, Inc. lease expires in June of 2025, with an option to extend.
Snapchat, Inc. develops a text and photo-based messaging application for mobile phones. Using the application, users can take photos, record videos, add text and drawings, and send them to a controlled list of recipients. These sent photographs and videos are known as “Snaps.” Users set a time limit for how long recipients can view their Snaps (as of April 2014, the range is from 1 to 10 seconds), after which they will be hidden from the recipient’s device and deleted from Snapchat’s servers. As of May 2014, the app’s users were sending 700 million photos and videos per day, while Snapchat Stories content was being viewed 500 million times per day. The company was founded in 2012 and is based in Venice, California. The Snapchat, Inc. Lease expires in December of 2025, with an option to extend.
MongoDB is the next-generation database that helps businesses transform their industries by harnessing the power of data. Companies including Autodesk, ADP, Bosch, Expedia, Forbes, Metlife, Otto, and Salesforce use MongoDB to create applications that were not possible with legacy databases. MongoDB is the fastest-growing database ecosystem, with over 10 million downloads and over 1,000 technology and service partners. MongoDB's lease expires in December of 2018, with an option to extend.
5.     Future Minimum Rental Commitments
As of December 31, 2014, future minimum rental commitments are as follows:

For the years ending December 31:
2015	$17,313,648
2016	25,168,329
2017	24,313,489
2018	22,101,968
2019	18,415,417
Thereafter	103,013,183
$210,326,034
Subsequent to December 31, 2014, leases were entered into with Snapchat, Inc. for approximately 13% of the Building and WGSN for approximately 6% of the Building. As of June 30, 2015, future minimum rental commitments specifically related to the Snapchat, Inc. and WGSN leases are as follows:

For the years ending December 31:	Unaudited
2015	$161,618
2016	6,678,919
2017	6,678,919
2018	6,678,919
2019	6,678,919
Thereafter	30,310,980
$57,188,274
Based on the leases that were in place at the time of acquisition (August 4, 2015), for the years ending December 31, 2015, 2016, 2017, 2018, 2019, and thereafter, Yahoo! Inc. contributes 42%, 42%, 43%, 47%, 53%, and 59%, respectively, of future minimum rental commitments. For the years ending December 31, 2015, 2016, 2017, 2018, 2019, and thereafter, Snapchat, Inc. contributes 0%, 15%, 15%, 16%, 19%, and 22%, respectively, of future minimum rental commitments. For the years ending December 31, 2015, 2016, 2017, 2018, 2019, and thereafter, Collective, Inc. contributes 11%, 11%, 12%, 13%, 15%, and 16%, respectively, of future minimum rental commitments.
6.    Interim Unaudited Financial Information
The statement of revenues and certain operating expenses for the six months ended June 30, 2015, is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.
7.     Subsequent Events
Subsequent events related to the 229 West 43rd Street Building have been evaluated through September 30, 2015, which is the date this statement was available to be issued. All subsequent events, if any, requiring recognition as of June 30, 2015 and December 31, 2014, have been incorporated into this statement.

COLUMBIA PROPERTY TRUST, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of Columbia Property Trust, Inc. ("Columbia Property Trust" or the "Company") included in its annual report filed on Form 10-K for the year ended December 31, 2014, and its quarterly report on Form 10-Q for the six months ended June 30, 2015. In addition, this pro forma information should be read in conjunction with the financial statements and notes thereto of the acquired property included in this current report on Form 8-K.
On August 4, 2015, Columbia Property Trust acquired the office portion, 481,110 square feet, of a 16-story, 731,596-square-foot office building in Midtown Manhattan (the "229 West 43rd Street Building") for a gross sales price of $516.0 million. The acquisition was funded with a newly originated $300 million, six-month term loan (the "$300 Million Bridge Loan Agreement") and borrowings under our unsecured, revolving credit facility.
The following unaudited pro forma balance sheet as of June 30, 2015 has been prepared in conformity with accounting principles generally accepted in the United States to give effect to the acquisition of the 229 West 43rd Street Building as if the acquisition occurred on June 30, 2015. The following unaudited pro forma statements of operations for the six months ended June 30, 2015, and the year ended December 31, 2014, have been prepared to give effect to the acquisition of the 229 West 43rd Street Building as if the acquisition occurred on January 1, 2014.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the 229 West 43rd Street Building been consummated as of the dates noted above. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition of the 229 West 43rd Street Building. These allocations may be adjusted in the future upon finalization of the purchase price allocation.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA BALANCE SHEET
JUNE 30, 2015
(in thousands, unaudited)

ASSETS

	Columbia Property Trust, Inc. Historical(a)	229 West 43rd Street Building Pro Forma Adjustments		Pro Forma Total
Assets:
Real estate assets, at cost:
Land	$849,042	$207,233	(b)	$1,056,275
Buildings and improvements, less accumulated depreciation	3,071,335	265,952	(b)	3,337,287
Intangible lease assets, less accumulated amortization	265,735	27,039	(b)	292,774
Construction in progress	39,777	—		39,777
Real estate assets held for sale, less accumulated depreciation and amortization	372,484	—		372,484
Total real estate assets	4,598,373	500,224		5,098,597
Cash and cash equivalents	33,742	(14,560)	(c)	19,182
Tenant receivables, net of allowance for doubtful accounts	8,551	—		8,551
Straight line rent receivable	107,727	—		107,727
Prepaid expenses and other assets	28,910	—		28,910
Deferred financing costs, less accumulated amortization	9,811	760	(d)	10,571
Intangible lease origination costs, less accumulated amortization	84,407	—		84,407
Deferred lease costs, less accumulated amortization	97,834	10,059	(b)	107,893
Investment in development authority bonds	120,000	—		120,000
Other assets held for sale, less accumulated amortization	36,878	—		36,878
Total assets	$5,126,233	$496,483		$5,622,716

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q as of June 30, 2015.

(b)
Reflects the estimated purchase price allocation of the assets acquired by Columbia Property Trust in connection with the acquisition of the 229 West 43rd Street Building. These estimates are based on attributes of the 229 West 43rd Street Building, in-place leases, and recent transactions involving similar properties in the Midtown Manhattan market. These are preliminary estimates of the fair value of the assets acquired in connection with the acquisition of the property. These estimated allocations may be adjusted in the future upon finalization of the purchase price allocation. The purchase price has been allocated as follows:

Land	$207,233
Building and improvements	265,952
Intangible lease assets	27,039
Deferred lease costs	10,059
$510,283

(c)
Represents the portion of the acquisition price and related expenses assumed to be funded with cash on hand based on our historical average cash reserve balance and the other assumptions outlined herein.

(d)	Consists of costs associated the $300 Million Bridge Loan Agreement.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA BALANCE SHEET
JUNE 30, 2015
(in thousands, unaudited)

LIABILITIES & EQUITY

	Columbia Property Trust, Inc. Historical(a)	229 West 43rd Street Building Pro Forma Adjustments		Pro Forma Total
Liabilities:
Line of credit and notes payable	$1,517,696	$300,000	(b)
		198,000	(c)	$2,015,696
Bonds payable, net of discount	598,829	—		598,829
Accounts payable, accrued expenses, and accrued capital expenditures	93,144	—		93,144
Deferred income	22,304	—		22,304
Intangible lease liabilities, less accumulated amortization	71,387	—		71,387
Obligations under capital leases	120,000	—		120,000
Liabilities held for sale, less accumulated amortization	28,239	—		28,239
Total liabilities	2,451,599	498,000		2,949,599
Commitments and Contingencies	—	—		—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 125,075,802 shares issued and outstanding as of June 30, 2015	1,250	—		1,250
Additional paid-in capital	4,603,107	—		4,603,107
Cumulative distributions in excess of earnings	(1,928,350)	(1,517)	(d)	(1,929,867)
Other comprehensive loss	(1,373)	—		(1,373)
Total equity	2,674,634	(1,517)		2,673,117
Total liabilities and equity	$5,126,233	$496,483		$5,622,716

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q as of June 30, 2015.

(b)	Represents the balance of the $300 Million Bridge Loan Agreement, which was used to fund the 229 West 43rd Street Building acquisition.

(c)
Represents the amount assumed to be drawn under Columbia Property Trust's unsecured, revolving credit facility for the purchase of the 229 West 43rd Street Building based on the other assumptions outlined herein. The unsecured, revolving credit facility has a capacity of $500 million and matures in July 2019, with two six-month extension options (the "Revolving Credit Facility"). Amounts outstanding under the Revolving Credit Facility bear interest at LIBOR, plus an applicable margin ranging from 0.875% to 1.55% for LIBOR borrowings, or an applicable base rate, plus an applicable margin ranging from 0.00% to 0.55% for base rate borrowings, based on the Company's applicable credit rating. The per annum facility fee on the aggregate revolving commitment (used or unused) ranges from 0.125% to 0.30%, also based on the Company's applicable credit rating. Additionally, the Company has the ability to increase the capacity of the Revolving Credit Facility, along with a term loan, by an aggregate amount of up to $400.0 million on four occasions, subject to certain limitations.

(d)	Consists of acquisition expenses, primarily legal fees.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015
(in thousands, unaudited)

	Columbia Property Trust, Inc. Historical(a)	229 West 43rd Street Building Historical(b)		229 West 43rd Street Building Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$225,725	$12,588	(c)	$—		$238,313
Tenant reimbursements	54,768	825	(d)	—		55,593
Hotel income	11,957	—		—		11,957
Other property income	3,217	—		—		3,217
	295,667	13,413		—		309,080
Expenses:
Property operating costs	97,837	5,243	(e)	—		103,080
Hotel operating costs	9,738	—		—		9,738
Asset and property management fees - other	900	98		—		998
Depreciation	67,820	—		4,455	(f)	72,275
Amortization	46,957	—		2,302	(g)	49,259
General and administrative	15,124	—		—		15,124
Acquisition expenses	1,995	—		—		1,995
	240,371	5,341		6,757		252,469
Real estate operating income (loss)	55,296	8,072		(6,757)		56,611
Other income (expense):
Interest expense	(44,249)	—		(2,685)	(h)	(46,934)
Interest and other income	3,640	—		—		3,640
Loss on interest rate swaps	(8)	—		—		(8)
Loss on early extinguishment of debt	(477)					(477)
	(41,094)	—		(2,685)		(43,779)
Income (loss) before income tax benefit	14,202	8,072		(9,442)		12,832
Income tax benefit	105	—		—		105
Net income (loss)	$14,307	$8,072		$(9,442)		$12,937
Net income (loss) per share - basic	$0.11	$0.06		$(0.08)		$0.10
Net income (loss) per share - diluted	$0.11	$0.06		$(0.08)		$0.10

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q for the quarter ended June 30, 2015.

(b)
Historical financial information derived from the 229 West 43rd Street Building Statement of Revenues and Certain Expenses for the six months ended June 30, 2015, contained in the current report on Form 8-K.

(c)
Rental income consists primarily of base rent pursuant to leases in place for the period presented. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2014.

(d)	Consists of reimbursements for property operating costs pursuant to the leases in place for the period presented.

(e)	Consists of property operating expenses, primarily related to real estate taxes, utilities, and maintenance and support services.

(f)
Depreciation expense is calculated using the straight-line method based on the estimated purchase price allocated to building over a 40-year life; depreciation expense related to tenant improvements is calculated over the average remaining life of in-place leases.

(g)	Amortization of lease intangibles is recognized using the straight-line method over approximately 8.1 years, the average remaining life of in-place leases.

(h)
Interest expense relates to the $300 Million Bridge Loan Agreement, additional borrowings on the Revolving Credit Facility, and amortization of the deferred financing costs incurred to enter into the $300 Million Bridge Loan Agreement.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMEBER 31, 2014
(in thousands, unaudited)

	Columbia Property Trust, Inc. Historical(a)	229 West 43rd Street Building Historical(b)		229 West 43rd Street Building Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$414,541	$10,068	(c)	$—		$424,609
Tenant reimbursements	95,375	454	(d)	—		95,829
Hotel income	22,885	—		—		22,885
Other property income	7,996	—		—		7,996
	540,797	10,522		—		551,319
Expenses:
Property operating costs	163,722	8,520	(e)	—		172,242
Hotel operating costs	18,792	—		—		18,792
Asset and property management fees	2,258	136		—		2,394
Depreciation	117,766	—		8,910	(f)	126,676
Amortization	78,843	—		4,604	(g)	83,447
Impairment loss on real estate assets	25,130	—		—		25,130
General and administrative	31,275	—		—		31,275
Acquisition expenses	14,142	—		1,517	(h)	15,659
	451,928	8,656		15,031		475,615
Real estate operating income	88,869	1,866		(15,031)		75,704
Other income (expense):
Interest expense	(75,711)	—		(6,098)	(i)	(81,809)
Interest and other income	7,275	—		—		7,275
Loss on interest rate swaps	(371)	—		—		(371)
Loss on early extinguishment of debt	(23)	—		—		(23)
	(68,830)	—		(6,098)		(74,928)
Income (loss) before income tax expense and gains on sale of real estate assets	20,039	1,866		(21,129)		776
Income tax expense	(662)	—		—		(662)
Income (loss) before gains on sale of real estate assets	19,377	1,866		(21,129)		114
Gains on sale of real estate assets	75,275	—		—		75,275
Income (loss) from continuing operations	94,652	1,866		(21,129)		75,389
Discontinued operations:
Operating loss from discontinued operations	(390)	—		—		(390)
Loss on disposition of discontinued operations	(1,627)	—		—		(1,627)
Loss from discontinued operations	(2,017)	—		—		(2,017)
Net income (loss)	$92,635	$1,866		$(21,129)		$73,372
Net income (loss) per share - basic	$0.74	$0.01		$(0.17)		$0.59
Net income (loss) per share - diluted	$0.74	$0.01		$(0.17)		$0.59

(a)	Historical financial information derived from Columbia Property Trust's annual report on Form 10-K for the year ended December 31, 2014.

(b)
Historical financial information derived from the 229 West 43rd Street Building Statement of Revenues and Certain Expenses for the year ended December 31, 2014, contained in the current report on Form 8-K.

(c)
Rental income consists primarily of base rent pursuant to leases in place for the period presented. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2014.

(d)	Consists of reimbursements for property operating costs pursuant to the leases in place for the period presented.

(e)	Consists of property operating expenses, primarily related to real estate taxes, insurance, utilities, and maintenance and support services.

(f)
Depreciation expense is calculated using the straight-line method based on the estimated purchase price allocated to Building over a 40-year life; depreciation expense related to tenant improvements is calculated over the average remaining life of in-place leases.

(g)	Amortization of lease intangibles is recognized using the straight-line method over approximately 8.1 years, the average remaining life of in-place leases.

(h)	Consists of expenses related to the acquisition of the 229 West 43rd Street Building, primarily legal fees.

(i)
Interest expense relates to the $300 Million Bridge Loan Agreement, additional borrowings on the Revolvoing Credit Facility, and amortization of the deferred financing costs incurred to enter into the $300 Million Bridge Loan Agreement.